Exhibit 5.1

ATTORNEYS AT LAW 777 East Wisconsin Avenue Milwaukee, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX WWW.FOLEY.COM

November 14, 2022

SkyWater Technology, Inc.

2401 East 86th Street

Bloomington, Minnesota 55425

Ladies and Gentlemen:

We have acted as counsel to SkyWater Technology, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (File No. 333-266981), filed with the Securities and Exchange Commission (the “Commission”) on August 19, 2022 (the “Registration Statement”) and which became effective on September 1, 2022, the base prospectus filed as part of the Registration Statement, dated September 1, 2022 (the “Base Prospectus”), and the final prospectus supplement dated November 14, 2022 (together with the Base Prospectus, the “Prospectus”), relating to the issuance and sale of (i) 1,666,667 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) in a public offering and (ii) up to 250,000 additional shares of Common Stock pursuant to the option granted by the Company to the underwriter for such public offering in a manner set forth in the Prospectus.

In connection with our representation, we have examined: (i) the Registration Statement and the Prospectus, (ii) the Certificate of Incorporation of the Company, (iii) the Bylaws of the Company, and (iv) the proceedings and actions taken by the Board of Directors of the Company and the action of the Special Offering Committee of the Board of Directors relating to the authorization of the issuance of the Common Stock subject to the Registration Statement. We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, records, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents, records, certificates, and instruments submitted to us as copies.

Our opinions expressed herein are limited to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

Based upon, subject to and limited by the foregoing, we are of the opinion that, the Common Stock covered by the Registration Statement, when issued and paid for in the manner contemplated in the Registration Statement and the Prospectus, will be validly issued, fully paid, and nonassessable.

AUSTIN BOSTON CHICAGO DALLAS DENVER	DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SALT LAKE CITY SAN DIEGO SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

SkyWater Technology, Inc.

November 14, 2022

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated the date hereof, to the incorporation by reference of this opinion into the Registration Statement and the Prospectus and to the references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP